Exhibit 99.1

Instructure Reports Fourth Quarter and Full Year 2017 Financial Results

Total Full Year 2017 Revenue of $158.8 Million, Up 43% Year-Over-Year

SALT LAKE CITY (February 12, 2018) – Instructure, Inc. (NYSE: INST), a leading software-as-a-service (SaaS) technology company that makes software that makes people smarter, today announced its financial results for the fourth quarter and full year ended December 31, 2017.

“We had a strong finish to 2017, delivering 39% revenue growth in the fourth quarter and 43% growth for the year,” said Josh Coates, CEO at Instructure. “During the year we further drove innovation with the introduction of new modules for both Canvas and Bridge. Additionally, we made our first product acquisition, Practice, a video microlearning solution that makes it easy to learn and improve through assessment and coaching. We are excited about the tremendous opportunities we see in the education and corporate learning markets in 2018 and beyond.”

Fourth Quarter and Full Year Financial Summary
(in thousands, except per share data)
	Three Months Ended December 31,		Year Ended Ended December 31,
	2017	2016	2017	2016
	(unaudited)	(unaudited)	(unaudited)
Revenue	$43,835	$31,546	$158,806	$110,880
Gross Margin
GAAP	69.7%	71.1%	70.8%	70.5%
Non-GAAP(1)	70.9%	71.8%	71.7%	71.3%
Operating Loss
GAAP	(12,482)	(12,838)	(50,776)	(53,375)
Non-GAAP(1)	(8,348)	(9,862)	(35,469)	(42,909)
Operating Margin
GAAP	-28.5%	-40.7%	-32.0%	-48.1%
Non-GAAP(1)	-19.0%	-31.3%	-22.3%	-38.7%
Net loss
GAAP	(11,722)	(12,922)	(49,822)	(53,568)
Non-GAAP(1)	(8,167)	(9,956)	(34,996)	(43,164)
EPS
GAAP	$(0.39)	$(0.46)	$(1.69)	$(1.92)
Non-GAAP(1)	$(0.27)	$(0.35)	$(1.19)	$(1.55)

(1)  Non-GAAP financial measures exclude stock-based compensation, reversal of estimated accruals related to payroll taxes on secondary stock purchase transactions, amortization of acquisition related intangibles, the change in fair value of the warrant liability and the deferred income tax benefit.

Fourth Quarter 2017 Business Highlights

●	Instructure continued to expand its customer base in the fourth quarter. A few highlights include:
o

U.S. Higher Education and K-12 Schools – Within the U.S. higher education market, Canvas was selected by the University of Wisconsin System for their more than 120,000 students across 26 campuses. With the addition of Florida A&M and Florida International University this quarter, all students in the State University System of Florida will use Canvas as their LMS. Central Bucks School District, the third largest school district in Pennsylvania, also chose Canvas to serve their K-12 students.

o

International – Canvas was chosen by the University of Sussex for their 18,000 learners and France’s INSEAD, one of the world’s leading and largest graduate business schools, selected Canvas for their global students, faculty and executives participating in their executive education programs. Additionally, SUNET, the organization responsible for Sweden’s University Computer Network, selected Canvas as a preferred supplier for their member schools. Already, 12 universities in Sweden, representing almost 80,000 students, have signed up for Canvas.

o

Corporate – Bridge was selected by Scripps Networks Interactive, Vivint Smart Home, and a large California-based aerospace company. Additionally, Instructure entered into a partnership with Paychex, which allows Paychex to offer Bridge Learn to their more than half a million customers, representing about 6 million users nationwide.

Business Outlook

Today, Instructure issued financial guidance for the first quarter and full year 2018. The financial guidance discussed below is on a non-GAAP basis, except for revenue, and excludes stock-based compensation expense, reversal of payroll tax expense on secondary stock purchase transactions, amortization of acquisition related intangibles, the change in fair value of the warrant liability, and the deferred income tax benefit (see tables below that reconcile these non-GAAP financial measures to the related GAAP measures). On January 1, 2018, Instructure adopted Accounting Standards Codification (ASC) 606 “Revenue from Contracts with Customers” using the full retrospective transition method. The 2018 guidance below includes the expected impact of the adoption of the new accounting standard (see tables below that disclose the 2017 quarterly results as if reported under ASC 606).

For the first quarter ending March 31, 2018, Instructure expects revenue of approximately $46.8 million to $47.4 million, a non-GAAP net loss of ($7.4) million to ($6.8) million, and non-GAAP net loss per common share of ($0.24) to ($0.22).

For the full year ending December 31, 2018, Instructure expects revenue of approximately $203.5 million to $209.5 million, a non-GAAP net loss of ($32.3) million to ($30.3) million, and non-GAAP net loss per common share of ($1.03) to ($0.97).

Conference Call Details:

Instructure will discuss its fourth quarter and full year 2017 results today, February 12, 2018, via teleconference at 3:00 p.m. Mountain Time / 5:00 p.m. Eastern Time. The call may be accessed at (877) 681-3372, or outside the U.S. at (719) 325-2249, conference ID 9922149.

The live webcast of the call can be accessed at the Instructure Investor Relations website at ir.instructure.com. A replay of the call will be available at the same web address approximately two hours following the conclusion of the live event. You may register for the live webcast at bit.ly/INST_Q42017EarningsCall.

Non-GAAP Financial Measures

In this press release and related conference call, Instructure’s non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share and 12-month billings are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations.

Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company's financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics.

Non-GAAP measures exclude stock-based compensation, payroll taxes related to secondary stock purchase transactions or the reversal of such expense due to the retirement of the liability, amortization of acquisition related intangibles, the change in fair value of the warrant liability, and the deferred income tax benefit. We believe investors may want to exclude the effects of these items in order to compare our financial performance between time periods:

●

Stock-based compensation - Although stock-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of our core business. Unlike cash compensation, the value of equity awards is determined using a complex formula that incorporates factors, such as market volatility and forfeiture rates that are beyond our control.

●

Reversal of estimated accruals related to payroll taxes on secondary stock purchase transactions – Prior to our IPO, operating expenses included employer payroll tax-related items on employee sales of securities to investors. The amount of employer payroll tax-related items on these transactions was dependent on the fair market value of our stock. Beginning in the second quarter of 2016, operating expenses included the reversal of such payroll tax expense due to the reduction of the estimated liability, which will continue to occur in the second quarter of each year.

●

Amortization of acquisition related intangibles - Expense for the amortization of acquisition related intangibles is a non-cash item, and we believe that the exclusion of this expense provides for a useful comparison of our operating results to prior periods.

●

Change in fair value of the warrant liability - Under GAAP, we are required to record mark-to-market adjustments for the change in fair value of the liability for warrants issued in connection with term debt and our credit facility. This expense or gain is excluded from management's assessment of our operating performance because management believes that these non-cash items are not indicative of ongoing operating performance.

●

Deferred income tax benefit - The deferred income tax benefit is a non-cash item created by the difference in the carrying amount and tax basis of the assets and liabilities acquired. This taxable temporary difference resulted in the recognition of a $0.6 million deferred tax liability which was recorded as an adjustment to goodwill on the consolidated balance sheet as of December 31, 2017. The creation of the deferred tax liability represents a source of future taxable income which supports the realization of a portion of the income tax benefit associated with historical net operating losses. The deferred income tax benefit is a non-cash item that is unique to the business combination, and we believe the exclusion of this deferred tax benefit provides for a useful comparison of our operating results to prior periods and our peer companies.

Forward-Looking Statements

This press release contains, and statements made during the above referenced conference call will contain, “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the company’s financial guidance for the first quarter of 2018 and for the full year ending December 31, 2018, the company’s growth, customer demand and application adoption, the company's research and development efforts and future application releases, and the company’s expectations regarding future revenue, expenses, cash flows and net income or loss. These statements are not guarantees of future performance, but are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: risks associated with anticipated growth in Instructure’s addressable market; competitive factors, including changes in the competitive environment, pricing changes, sales cycle time and increased competition; Instructure’s ability to build and expand its sales efforts; general economic and industry conditions; new application introductions and Instructure’s ability to develop and deliver innovative applications and features; Instructure's ability to provide high-quality service and support offerings; risks associated with international operations; and macroeconomic conditions. These and other important risk factors are described more fully in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, which was filed with the Securities and Exchange Commission (the “SEC”) on November 1, 2017, and other documents filed with the SEC and could cause actual results to vary from expectations. All information provided in this press release and in the conference call is as of the date hereof and Instructure undertakes no duty to update this information except as required by law.

About Instructure

Instructure, Inc. is a leading software-as-a-service (SaaS) technology company that makes software that makes people smarter. With a vision to help maximize the potential of people through technology, Instructure created Canvas, Gauge, Arc and Bridge to enable organizations everywhere to easily develop, deliver and manage engaging face-to-face and online learning experiences. To date, Instructure has connected millions of instructors and learners at more than 3,000 educational institutions and corporations throughout the world. Learn more about Canvas for higher ed and K-12, and Bridge for the corporate market at www.Instructure.com.

Contacts:

Keaton Godfrey
Instructure
(866) 574-3127
kgodfrey@instructure.com

Becky Frost
Instructure
(801) 869-5017
becky@instructure.com

Source: Instructure

INSTRUCTURE, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
	December 31, 2017	December 31, 2016
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$35,693	$44,539
Short term marketable securities	5,697	23,895
Accounts receivable—net of allowances of $318 and $241 at December 31, 2017 and 2016, respectively	30,797	18,072
Prepaid expenses	11,492	5,434
Other current assets	2,419	936
Total current assets	86,098	92,876
Property and equipment, net	23,926	14,733
Goodwill	12,354	989
Intangible assets, net	9,048	760
Noncurrent prepaid expenses	2,939	984
Other assets	1,045	994
Total assets	$135,410	$111,336
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,892	$5,374
Accrued liabilities	13,702	10,905
Deferred rent	936	773
Deferred revenue	99,086	72,747
Total current liabilities	116,616	89,799
Deferred revenue, net of current portion	3,950	3,144
Deferred rent, net of current portion	9,201	8,372
Warrant liability	122	25
Other long term liabilities	1,164	32
Total liabilities	131,053	101,372
Commitments and contingencies
Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	250,899	206,442
Accumulated other comprehensive income	(1)	(12)
Accumulated deficit	(246,544)	(196,469)
Total stockholders’ equity	4,357	9,964
Total liabilities and stockholders’ equity	$135,410	$111,336

INSTRUCTURE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(unaudited)	(unaudited)	(unaudited)
Revenue:
Subscription and support	$39,335	$28,308	$139,925	$97,115
Professional services and other	4,500	3,238	18,881	13,765
Total Net revenue	43,835	31,546	158,806	110,880
Cost of Revenue:
Subscription and support	10,001	6,917	34,351	24,252
Professional services and other	3,297	2,210	12,026	8,497
Total cost of revenue	13,298	9,127	46,377	32,749
Gross profit	30,537	22,419	112,429	78,131
Operating expenses:
Sales and marketing	21,287	18,002	83,716	69,991
Research and development	13,477	10,141	48,293	35,973
General and administrative	8,255	7,114	31,196	25,542
Total operating expenses	43,019	35,257	163,205	131,506
Loss from operations	(12,482)	(12,838)	(50,776)	(53,375)
Other income (expense):
Interest income	162	116	361	352
Interest expense	(37)	(33)	(55)	(87)
Change in fair value of warrant liability	1	10	(97)	62
Other income (expense), net	36	(119)	354	(353)
Total other income (expense)	162	(26)	563	(26)
Loss before income taxes	(12,320)	(12,864)	(50,213)	(53,401)
Income tax expense	598	(58)	391	(167)
Net loss	$(11,722)	$(12,922)	$(49,822)	$(53,568)
Net loss per common share, basic and diluted	$(0.39)	$(0.46)	$(1.69)	$(1.92)
Weighted average shares used to compute net loss per share, basic and diluted	30,237	28,348	29,401	27,838

INSTRUCTURE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(unaudited)	(unaudited)	(unaudited)
Operating Activities:
Net loss	$(11,722)	$(12,922)	$(49,822)	$(53,568)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	1,865	1,149	6,187	3,981
Amortization of intangible assets	242	121	572	405
Amortization of deferred financing costs	7	12	31	46
Change in fair value of warrant liability	(1)	(10)	97	(62)
Stock-based compensation	3,963	2,973	15,670	10,674
Other	25	(28)	(17)	92
Changes in assets and liabilities:
Accounts receivable, net	4,790	5,050	(12,830)	(8,837)
Prepaid expenses and other assets	(7,370)	(1,667)	(9,599)	(818)
Accounts payable and accrued liabilities	(7,456)	(571)	740	3,732
Deferred revenue	(10,449)	(8,894)	26,882	23,566
Deferred rent	1,055	(95)	992	(474)
Other liabilities	—	16	(32)	(345)
Net cash used in operating activities	(25,051)	(14,866)	(21,129)	(21,608)
Investing Activities:
Purchases of property and equipment	(4,920)	(2,099)	(15,750)	(7,021)
Purchases of intangible assets	(9)	(410)	(310)	(721)
Proceeds from disposal of property and equipment	26	40	76	63
Purchases of marketable securities	(12,997)	(4,389)	(11,085)	(28,752)
Maturities of marketable securities	15,400	4,800	29,300	5,125
Net cash provided by (used in) investing activities	(2,500)	(2,058)	2,231	(31,306)
Financing Activities:
Proceeds from issuance of common stock from employee equity plans	4,606	2,515	10,375	7,009
Shares repurchased for tax withholdings on vesting of restricted stock	(78)	(27)	(292)	(27)
Payments of financing costs	—	—	(31)	—
Net cash provided by financing activities	4,528	2,488	10,052	6,982
Net decrease in cash	(23,023)	(14,436)	(8,846)	(45,932)
Cash, beginning of period	58,716	58,975	44,539	90,471
Cash, end of period	$35,693	$44,539	$35,693	$44,539

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP GROSS MARGIN
(in thousands, except percentages)
(unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
GAAP gross profit	$30,537	$22,419	$112,429	$78,131
Stock-based compensation	408	240	1,358	962
Amortization of acquisition related intangibles	135	—	135	—
Non-GAAP gross margin	$31,080	$22,659	$113,922	$79,093

GAAP gross margin %	69.7%	71.1%	70.8%	70.5%
Non-GAAP gross margin %	70.9%	71.8%	71.7%	71.3%

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP OPERATING LOSS
(in thousands, except percentages)
(unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Loss from operations	$(12,482)	$(12,838)	$(50,776)	$(53,375)
Stock-based compensation	3,963	2,973	15,670	10,674
Reversal of payroll tax expense on secondary stock purchase transactions	—	—	(534)	(217)
Amortization of acquisition related intangibles	171	3	171	9
Non-GAAP operating loss	$(8,348)	$(9,862)	$(35,469)	$(42,909)

GAAP operating margin	-28.5%	-40.7%	-32.0%	-48.1%
Non-GAAP operating margin	-19.0%	-31.3%	-22.3%	-38.7%

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP NET LOSS
(in thousands, except per share data)
(unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net Loss	$(11,722)	$(12,922)	$(49,822)	$(53,568)
Stock-based compensation	3,963	2,973	15,670	10,674
Reversal of payroll tax expense on secondary stock purchase transactions	—	—	(534)	(217)
Amortization of acquisition related intangibles	171	3	171	9
Deferred income tax benefit from business combination	(578)	—	(578)	—
Change in fair value of warrant liability	(1)	(10)	97	(62)
Non-GAAP net loss	$(8,167)	$(9,956)	$(34,996)	$(43,164)
Non-GAAP net loss per common share, basic and diluted	$(0.27)	$(0.35)	$(1.19)	$(1.55)
Weighted average common shares used in computing basic and diluted net loss per common share	30,237	28,348	29,401	27,838

INSTRUCTURE, INC.
RECONCILIATION OF 12-MONTH BILLINGS
(in thousands)
(unaudited)
Trailing Twelve Months Ended December 31,
2017	2016
Total net revenue	$158,806	$110,880

Current deferred revenue
Beginning balance	72,747	49,384
Ending balance	99,086	72,747
Net change in current deferred revenue	26,339	23,363

Long term deferred revenue
Beginning balance	3,144	2,941
Ending balance	3,950	3,144
Net change in long term deferred revenue	806	203

Total 12-month billings	$185,951	$134,446
INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP OPERATING EXPENSES
Three Months Ended December 31, 2017
(in thousands)
(unaudited)
GAAP	Stock-based Compensation Expense	Reversal of Payroll Tax Associated with Equity Transactions	Amortization of acquired intangibles	NON-GAAP
Operating expenses:
Sales and marketing	$21,287	(926)	—	(36)	$20,325
Research and development	13,477	(1,648)	—	—	$11,829
General and administrative	8,255	(981)	—	—	$7,274
Total operating expenses	$43,019	(3,555)	—	(36)	$39,428

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP OPERATING EXPENSES
Three Months Ended December 31, 2016
(in thousands)
(unaudited)
	GAAP	Stock-based Compensation Expense	Reversal of Payroll Tax Associated with Equity Transactions	Amortization of acquired intangibles	NON-GAAP
Operating expenses:
Sales and marketing	$18,002	(811)	—	—	$17,191
Research and development	10,141	(1,120)	—	(3)	$9,018
General and administrative	7,114	(802)	—	—	$6,312
Total operating expenses	$35,257	(2,733)	—	(3)	$32,521

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP OPERATING EXPENSES
Year Ended December 31, 2017
(in thousands)
(unaudited)
	GAAP	Stock-based Compensation Expense	Reversal of Payroll Tax Associated with Equity Transactions	Amortization of acquired intangibles	NON-GAAP
Operating expenses:
Sales and marketing	$83,716	(4,331)	256	(36)	$79,605
Research and development	$48,293	(6,023)	256	—	42,526
General and administrative	$31,196	(3,958)	22	—	27,260
Total operating expenses	$163,205	(14,312)	534	(36)	$149,391

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP OPERATING EXPENSES
Year Ended December 31, 2016
(in thousands)
(unaudited)
	GAAP	Stock-based Compensation Expense	Reversal of Payroll Tax Associated with Equity Transactions	Amortization of acquired intangibles	NON-GAAP
Operating expenses:
Sales and marketing	$69,991	(3,030)	57	—	$67,018
Research and development	35,973	(3,862)	57	(9)	32,159
General and administrative	25,542	(2,820)	103	—	22,825
Total operating expenses	$131,506	(9,712)	217	(9)	$122,002

INSTRUCTURE, INC.
As If Reported Under ASC 606
(in thousands)
(unaudited)
	Three Months Ended				Full Year Ended
	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	March 31, 2017	Dec. 31, 2017
Consolidated Statements of Operations Data:
Revenue:
Subscription and support	$40,551	$38,290	$33,713	$31,554	$144,108
Professional services and other	4,176	4,937	4,835	2,919	16,867
Total revenue	44,727	43,227	38,548	34,473	160,975
Cost of revenue:
Professional services and other	3,303	3,245	3,089	2,574	12,211
Operating expenses:
Sales and marketing	20,130	21,397	18,972	18,227	78,726
Loss from operations	(10,411)	(11,628)	(10,161)	(11,602)	(43,802)
Net loss	$(9,679)	$(11,412)	$(10,202)	$(11,555)	$(42,848)

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP NET LOSS GUIDANCE
(in thousands)
(unaudited)
	Three Months Ending March 31,		Full Year Ending December 31,
	2018	2018	2018	2018
	LOW	HIGH	LOW	HIGH
Net loss	$(13,010)	$(12,410)	$(58,120)	$(56,130)
Stock-based compensation	4,900	4,900	24,350	24,350
Reversal of payroll tax expense on secondary stock purchase transactions	—	—	(1,200)	(1,200)
Amortization of acquisition related intangibles	680	680	2,550	2,550
Change in fair value of warrant liability	30	30	120	120
Non-GAAP net loss	$(7,400)	$(6,800)	$(32,300)	$(30,310)

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP NET LOSS PER COMMON SHARE GUIDANCE
(unaudited)
	Three Months Ending March 31,		Full Year Ending December 31,
	2018	2018	2018	2018
	LOW	HIGH	LOW	HIGH
Net loss per common share	$(0.42)	$(0.40)	$(1.85)	$(1.79)
Stock-based compensation	0.16	0.16	0.78	0.78
Reversal of payroll tax expense on secondary stock purchase transactions	—	—	(0.04)	(0.04)
Amortization of acquisition related intangibles	0.02	0.02	0.08	0.08
Change in fair value of warrant liability	0.00	0.00	0.00	0.00
Non-GAAP net loss per common share, basic and diluted	$(0.24)	$(0.22)	$(1.03)	$(0.97)
Non-GAAP weighted average common shares used in computing basic and diluted net loss per common share (in thousands)	31,000	31,000	31,400	31,400